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MERCHANTS BANCSHARES, INC.

Proxy Solicited by the Board of Directors for Special Meeting of Stockholders on [●], 2017

The undersigned hereby appoints Geoffrey R. Hesslink and Jeffrey L. Davis, and each of them, proxies, with full power of substitution, to represent and to vote all of the shares of common stock of Merchants Bancshares, Inc. held of record by the undersigned at the close of business on [●], 2017 at a Special Meeting of Stockholders of MERCHANTS BANCSHARES, INC. to be held on [●], 2017 (including any adjournments thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, and in their discretion on any other business that may come before the meeting or any adjournments thereof, and revokes all proxies previously given by the undersigned with respect to stock covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no specification is made, this proxy will be voted FOR the adoption of the Merger Agreement, FOR the approval, on a non-binding advisory basis, of the compensation payable to the named executive officers of Merchants Bancshares, Inc. in connection with the Merger, and FOR the approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name(s) appear(s) hereon and return in the enclosed envelope, whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend. NOTE: When stocks are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and related Proxy Statement. This proxy may be revoked at any time before it is exercised.

COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF

MERCHANTS BANCSHARES, INC.

[●], 2017

[●], Eastern time

[●]

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM, Eastern time, the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your stock in person by attending the Special Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003030000000000 2 032317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger, dated as of October 22, 2016, by and between Community Bank System, Inc. and Merchants Bancshares, Inc. (the "Merger Agreement"), which provides for the merger of Merchants Bancshares, Inc. with and into Community Bank System, Inc. with Community Bank System, Inc. as the surviving company (the "Merger").	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation payable to the named executive officers of Merchants Bancshares, Inc. in connection with the Merger.	☐	☐	☐
3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.	☐	☐	☐

Mark box below at the left if there is an address change and write comments on the reverse side of this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When stocks are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.